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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated February 6, 2002 accompanying the consolidated financial statements of Atlas Pipeline Partners, L.P. included in the Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference in this Amendment No. 1 to Registration Statement on Form S-3. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts".

                                                   /s/ Grant Thornton LLP

Cleveland, Ohio
August 26, 2002